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                                                                    Exhibit 99.1

                                                 [PrintCafe logo]

FOR IMMEDIATE RELEASE


              PRINTCAFE SOFTWARE, INC. RESPONDS TO STOCKHOLDER SUIT


PITTSBURGH, PA (JUNE 26, 2003) - Printcafe Software, Inc. [NASDAQ: PCAF] has been advised that a class action lawsuit has been filed against the Company alleging, among other things, that the Company made false and misleading statements in connection with its initial public offering and subsequent press releases through October 22, 2002. Marc Olin, Chairman of the Board and Chief Executive Officer, and Joseph Whang, Chief Financial Officer and Chief Operating Officer, are also named as defendants in the complaint. The lawsuit has been filed in the United States District Court for the Western District of Pennsylvania.


The Company stated, "We believe the lawsuit is completely without merit and we intend to vigorously defend against it." Printcafe has entered into a merger agreement with Electronics for Imaging, Inc. (EFI) [NASDAQ: EFII] which provides for the acquisition of Printcafe for $2.60 per share for each outstanding Printcafe share. The merger is expected to close during the third quarter of 2003. Joseph Cutts, CFO of EFI said "Printcafe has informed us of this lawsuit, and we have not changed our plans for the merger as a result of the filing of this complaint."



ABOUT PRINTCAFE (WWW.PRINTCAFE.COM)

Printcafe Software, Inc. is a leading provider of software solutions designed specifically for the printing industry supply chain. Printcafe's enterprise resource planning and collaborative supply chain software solutions enable printers and print buyers to improve productivity and lower costs. Printcafe's procurement applications for print buyers integrate with our software solutions designed for printers to facilitate Web-based collaboration across the print supply chain.

Printcafe's software solutions for the printing industry supply chain have been installed by more than 4,000 customers in over 8,000 facilities worldwide, including 24 of the 25 largest printing companies in North America and over 50 businesses in the Fortune 1000.

EFI's offer to acquire Printcafe is subject to a vote of Printcafe's stockholders. Printcafe has filed a Proxy Statement with the Securities and Exchange Commission describing the terms of the merger and other information about Printcafe and EFI. Copies of the Proxy Statement may be obtained from either



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Printcafe or EFI or at the SEC's website (http://www.sec.gov). The Proxy
Statement contains important information as to how the merger will affect investments in shares of either Printcafe or EFI and interested persons should carefully read the Proxy Statement in its entirety. Printcafe and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its security holders in favor of the adoption of the merger agreement. The directors and executive officers of Printcafe and their beneficial ownership of Printcafe common stock, and their interests in the merger are set forth in the Proxy Statement.

INVESTOR CONTACT:
Joseph J. Whang
Chief Financial Officer and Chief Operating Officer jwhang@printcafe.com
412-456-3340

MARKETING CONTACT:
Andrew Schaer
SVP Marketing
aschaer@printcafe.com
412-690-3093

Statements in this press release that are not historical facts, including those statements that refer to Printcafe's plans, prospects, expectations, financial projections, strategies, intentions, and beliefs, are forward-looking statements. These forward-looking statements are based on information available to Printcafe today, and Printcafe assumes no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, market acceptance of Printcafe's products and services, the length of the sales cycle for Printcafe's products, the slowdown in the economy, the amount of Printcafe's outstanding indebtedness and the need to raise additional capital, the ability to develop and sell new products, and Printcafe's relationship with Creo Inc., and other risk factors that are described in more detail in our Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (SEC), and our other filings with the SEC.